Exhibit 4.177

STATE OF OREGON
Geothermal Resources Lease - 46035-GL

THIS LEASE, entered into this 5 day of July, 2011, by and between the STATE OF OREGON, acting by and through the Department of State lands, hereinafter designated as Department, and Crump Geothermal Company, LLC hereinafter designated as Lessee. This lease is made pursuant to and subject to Oregon Administrative Rules (OAR 141-075-010 through 141-075-635).

WITNESSETH:

I.
DEMISE. For and in consideration of the rents and royalties to be paid by Lessee to the Department along with the agreements, plans and methods set forth herein to be performed by the Lessee, which are deemed by the Department to be in the best public interest and benefit, the Department does hereby grant, demise, Lease, and let to Lessee the exclusive right and privilege to drill for, mine, operate, prospect for, extract, remove and dispose of all geothermal resources, as defined in OAR 141-075-020 (4) and (5), all and each of which are hereinafter referred to collectively as "geothermal resources", in and under the State Land identified on the attached Exhibit "C", in Lake County, Oregon, referred to as the "Leased Premises". All rights conveyed herein shall be limited to the rights in geothermal resources under the jurisdiction of the Department.

II.
TERM OF LEASE. The Lessee, subject to its compliance with the terms and provisions of this lease, shall have and hold said Leased Premises for the purposes stated together with all rights, privileges, easements, and appurtenances for and during a primary term commencing with the date hereof and continuing for the period ending ten years from the date of this lease; except that upon payment of annual, commercial production royalties in an amount equal to the annual rental due under this lease, the Lessee may renew for subsequent ten year periods upon application. In no event shall this lease continue beyond fifty (50) years from the commencement date; provided that Lessee shall retain a right of first refusal of a new lease for those lands held as Leased Premises at the end of fifty,(50) years from the date of this lease.

This lease may be renewed prior to achievement of commercial production by agreement between the Department and Lessee.

III.
BOND AND INSURANCE. Lessee shall maintain at all times a bond with a corporate surety company authorized to transact business in the State of Oregon as surety thereon in the penal sum of Ten Thousand Dollars ($10,000) payable to the State of Oregon, conditioned upon compliance with all the terms of the lease and on indemnification for damages to persons or property as a result of lease operations. The Lessee agrees to maintain insurance as outlined on the attached Exhibit "B".

IV.
COMPLIANCE WITH THE LAW. Exploration, drilling, or other operations shall be done on the Leased Premises with due diligence and shall comply with all applicable federal, state, and local statutes, ordinances, rules and regulations in its use of the Premises. This lease does not give Lessee permission to conduct any use on the Premises which is not in conformance with applicable land use requirements, and it is the Lessee 's responsibility to determine and comply with those and all other requirements.

V.	RENTS AND ROYALTIES.

A. Rentals. Lessee, in consideration of the leasing of said Leased premises, hereby covenants and agrees to pay the Department rent in the sum of One Dollar ($1.00) per acre per year for the first three (3) years; Three Dollars ($3.00) per acre per year for the fourth (4th) year; and Five Dollars ($5.00) per acre per year for the fifth (5th) year from the commencement of this lease and each year thereafter, in advance, on the anniversary of each year of its possession, such rental payable to the Department of State Lands at Unit 18 PO Box 4395, Portland, OR 97208-4395.

B. Royalties. Lessee shall pay a ten percent (10%) royalty based on the gross purchase price (computed as provided in OAR 141-075-310) paid by plant, or other legal purchaser for value for all geothermal steam, geothermal hot water, or power generating gases extracted and sold from said Leased Premises. In the event that geothermal resources of the aforementioned types are not sold but are furnished to a separate plant which is not part of a unit area but is owned or controlled by Lessee, the gross purchase price of such geothermal resources shall reasonably equal the price being paid for geothermal resources of like quality and quantity. Should the Department believe that any charges imposed and deducted are excessive or that the price received by Lessee is unreasonable, Lessee shall, upon thirty (30) days written notice, produce satisfactory evidence that the charges, or price, or both, comply with the above requirements.

C. By-Product Royalties. Lessee shall pay additional royalty as follows on gross purchase price of by-products as defined by OAR 141-075-320:

1. A royalty of 5% on the value of any by-product except water derived from production under this lease, produced, processed removed, sold, or utilized from this lease.

2. A royalty of 1% on the value of commercially demineralized water which has been produced from the leased lands, and has been sold or utilized by the Lessee.

D. Payments and Statements. Lessee shall make payment of royalties to the Department at Unit 18 PO Box 4395, Portland, OR 97208-4395 within thirty (30) true and correct written statement of Lessee showing the volumes of each geothermal resource removed and sold, and Lessee shall furnish such other data as may be necessary to enable the Department to audit and verify said royalty computations.

VI.
DEVELOPMENT. Lessee with due diligence will conduct such drilling, explorations, testings and samplings as may, in competent judgment, be necessary to fully develop the economic potential of the geothermal resources in, upon and under said Leased Premises, together with such .other studies as may be necessary for it to complete development of said Leased Premises.

VII.
POOLING PRIVILEGE. Lessee, in its sole discretion, shall have the right and power to pool or combine the acreage covered by this lease or any portion thereof with other land in the immediate vicinity thereof, to the extent stipulated, when it is necessary or advisable to do so in order to properly develop and operate said Leased Premises in compliance with the spacing rules of any lawful authority or when to do so would promote the conservation of geothermal resources from said premises. Should state or federal governmental authority having jurisdiction prescribe or permit the creation of units larger or smaller than those specified, units thereafter created may conform substantially in size with those prescribed by governmental regulation. Lessee under the provisions hereof may pool or combine acreage covered by this lease or any portion thereof as above provided in any one or more strata. The units formed by pooling as to any stratum or strata need not conform in size or area with the unit or units into which the Leased Premises are pooled or combined as to any other stratum or strata. The pooling in one or more instances shall not exhaust the rights of the Lessee hereunder to pool the Leased Premises or portions thereof into other units. Lessee shall file with the Department an instrument describing and designating the pooled acreage as a pooled unit. The pooled unit may include, but is not required to include, land upon which a well capable of producing geothermal resources in paying quantities has theretofore been completed or upon which operations for the drilling of a well have theretofore been commenced. Operations for drilling on or production from any part of the pooled unit composed in whole or in part of the land covered by this lease, regardless of whether such operations for drilling were commenced or such production was secured before or after the execution of this instrument or . the instrument designating the pooled unit, shall be considered as operations for drilling on or production from land covered by this lease whether or not the well or wells be located on the premises covered by this lease, and the entire acreage constituting such unit or units, as herein provided, shall be treated for all purposes, except the payment of royalties on the production from the pooled unit, as though the same were included in this lease. For the purpose of computing the royalties to which owners of royalties and payments out of production and each of them shall be entitled on production from the pooled unit, there shall be allocated to the land covered by this lease and included in said unit a prorate number of surface acres covered by this lease and included in the pooled unit bears to the total number of surface acres included in the pooled unit. Royalties hereunder shall be computed on the portion of such production as allocated to the land covered by this lease and included in the unit as though such production were from such land. The production from a well will be considered production from the Leased Premises from which it is producing.

The term of all Geothermal Resource Leases included in any cooperative or unit plan of geothermal resource development or operation in which the Department has joined or shall join, shall be extended automatically for the term of such unit or cooperative agreement. Rentals or minimum royalties on leases so extended shall be at the rate specified in the lease. The Department, after consultation as required by law, may with the consent of its lessees, modify and change any and all terms of leases issued by it to facilitate efficiency and resource conservation in geothermal resource operations in state lands.

Any lease which shall be eliminated from any such cooperative or unit plan of development or operation, or any lease which shall be in effect at the termination of any such cooperative or ·unit plan of development or operation, unless relinquished, shall continue in effect for the fixed term of the lease or for two years after its elimination from the plan or agreement or the termination hereof, whichever is longer.

VIII.	RECORDS AND REPORTS.

A.
Geologic. In the interest of further developing the mineral resources of the state, Lessee agrees to submit copies of all geologic maps, reports of assays of a geochemical and geophysical nature, including drilling logs, temperature readings, locations, results of airborne surveys and field notes. All such records shall be deposited by Lessee with the Oregon State Geologist five (5) years after performance of the work unless earlier released by the Lessee.

The Director may order up to five years of additional time to submit such records provided that the Lessee is engaged in a diligent program deemed by the Department to be conclusive as to the geothermal resources under the Leased Premises.

B.	Production Records. Lessee shall at all times maintain full and accurate records of production and payments relating to Lessee's operations and activities upon and in connection with said Leased Premises. All books and records of Lessee pertaining to or necessary in determining royalty payments shall be open to inspection at all reasonable times by the authorized representatives of the Department.

IX.
CROSS HAULAGE. Lessee may extract geothermal resources from said Leased Premises and move the same over and across other lands owned or controlled by the Department by any means and may stockpile by-products on said Leased Premises or other lands owned or controlled by the Department and may move equipment and materials to and from other than state-owned lands upon which drilling operations may be conducted by or for Lessee and move geothermal resources over or across said Leased Premises by any means whatsoever and may stockpile by-products from other lands on the surface of said Leased Premises and may enjoy such other cross-mining rights involving geothermal products, water drainage, drilling machinery, power generating equipment and all drilling supplies as may be necessary or convenient in the conduct of Lessee's operations. In the conduct of such work, Lessee will give consideration to other possible surface uses including but not limited to grazing, forestry, recreation, fish, wildlife and wildlife habitat and soil stabilization.

The injection of foreign or off-premises material is accepted from the cross haulage rights conveyed herein. Unless operating under a unitization agreement, use of the Leased Premises solely for reinjection wells shall be subject to a disposal fee to be negotiated prior to such use.

X.	PRODUCTION. Upon making an initial geothermal discovery on the leased premises, the Lessee shall:

A.	Submit a proposed testing program to the Department of State Lands. The Director may request amendments within 30 days following receipt of the submission.

B.
Provide certified copies of all tests and measurements made in conjunction with the testing program. If the Director finds the tests, as performed, or the data therefrom, are not adequate to evaluate the Geothermal Resource the Director may require other tests to be made, consistent with the usual operating practices of the geothermal industry.

C.	Proceed to obtain legal confirmation of the well's primary purpose, i.e. geothermal production.

No commercial production as defined in Department rules of geothermal resources shall be allowed under a Geothermal Resources Lease until the Lessee has submitted a Design Review report detailing the design alternatives considered, in planning the development of leased geothermal resources. Thereafter, for a period of 60 days, the Director may order an amendment of the proposed development and operating plans to reduce environmental impact. Appeals of such orders may be taken in the manner provided in ORS Chap. 183.

Lessee shall drill and operate the wells upon the Leased Premises in a competent and efficient manner in accordance with good geothermal practices and the conservation laws of the State of Oregon, and shall conform in every respect to the Operation Plan.

In the event any well has been, is or shall be completed on other than state land draining geothermal resources from the Leased Premises, and if such well is producing geothermal resources in commercial quantities, provided Lessee is not drilling or has not drilled an offset well on the land, then, subject to the requirements of ORS Chap. 522, the Department may notify the Lessee in writing to drill an offset well, and within three hundred sixty (360) days from the date of such notice, the Lessee shall commence operations for the drilling of an offset well on the Leased Premises to the same zone as that zone from which such well is producing geothermal resources or shall unitize with the well that is draining state land or pay to the state compensatory royalty. For the purpose of this section an offset well shall mean a well the producing interval of which is situated at a location in the land at a distance from the point on the boundary of the permit nearest to the producing interval of the well to be offset, which location and distance shall be determined after the characteristics of the reservoir are known.

XI.
COMMINGLING. Lessee shall have the right, at its election, prior to sale, to commingle geothermal resources extracted from said Leased Premises with such materials produced from other sources and to prepare such products jointly. However, before there shall be such a commingling of materials and products Lessee shall determine the quantities of such materials produced and the value of any of such products upon which a percentage royalty is payable and agrees that in making such determinations all measurements, weights and samples shall be made and taken in accordance with good engineering practice.

XII.
PREVENTION OF WASTE AND DAMAGE. Lessee shall exercise reasonable diligence in drilling, producing and operating wells on the Leased Premises; shall carry on all operations in a good and workman like manner in accordance with approved methods and practices and in accordance with the Operating Plan, having due regard for the prevention of waste of leased substances or the entrance of water to the geothermal structure or strata to the destruction and injury of geothermal resources, to the detriment of preservation and conservation of the land for future productive operations, or to the detriment of health and safety of workmen and employees: shall plug securely in an approved manner. any well before abandoning it - ·and -shall not .abandon any· well producing geothermal resources on a profitable commercial basis without permission of the Department; Lessee shall reimburse the owner of the surface, if other than the Department, or the state's lessee of surface rights for actual damage and injury to improvements provided that. Lessee shall not be held responsible for damage or injury from causes beyond their control; and Lessee shall be bound by and conform to orders issued by the State Department of Geology and Mineral Industries (DOGAMI) for the purpose of avoiding waste or damage. The lessee may restrict entry to any portion of the Leased Premises as may be reasonable and necessary to protect persons, livestock, and wildlife from harm arising from the company's activities upon the Leased Premises.

The Department and its authorized employees and agents shall have the right at all reasonable times, to enter upon said Leased Premises in order to inspect, examine, survey or measure, provided that the exercise of said rights shall be conducted in such a way as not unnecessarily to interfere or conflict with the operations of Lessee.

XIII.
PROMOTION. Except as allowed by prior written approval of the Department, neither Lessee nor its successors, or assigns shall use the name of the State of Oregon or the fact that his or their operations are to be conducted in whole or in part on state-owned lands, under lease or otherwise, in any advertisement or prospectus promoting the sale of stock provided, however, that the reflection on the accounting or financial records or statements of Lessee of this lease as an asset of Lessee shall not constitute a breach of this paragraph Any breach of the provisions of this paragraph shall constitute cause for termination of this lease in accordance with paragraph XVII.

XIV.
TAXES. Lessee shall pay all real property taxes and other assessments levied upon said Leased Premises and all other taxes, assessments and other governmental charges, including excise, privilege, or license taxes, which, during the term of this lease may be levied or assessed by governmental authority against or upon improvements, machinery, equipment, tools or other personal property of Lessee installed or placed upon said Leased Premises, or geothermal products produced, or which may be levied or assessed upon or be referable to any operations or acts of Lessee on said Leased Premises; provided, however, that failure of Lessee to pay any such taxes during a period in which there is a bona fide legal contest by Lessee of any such taxes shall not be a breach, until such contested taxes are enforceable by final court order or other final order; and provided further that Lessee's liability for such real property taxes shall be on a pro rata basis for years in which the term of this lease does not cover the full tax year.

XV.
PAYMENT FOR MATERIAL, LABOR AND EMPLOYEES' BENEFITS. Lessee shall regularly pay all wages due its workmen in this state, at least once every 30 days, in lawful money of the United States of America. Lessee shall also pay all contributions due to the State Industrial Accident Fund on account of its employees engaged in work upon said Leased Premises; shall withhold and promptly remit Oregon State income taxes on compensation paid to its employees engaged in operations under this lease in the State of Oregon; shall promptly as due make payment to every person, co-partnership, association, or corporation furnishing medical, surgical, and hospital care or other medical care and attention incident to sickness or injury to employees on said Leased Premises of all sums which Lessee agrees to pay for such services and all monies which it may deduct from the wages of its employees on said premises for such services; and shall pay all monies due the State Unemployment Compensation Trust Fund in the prosecution of its work and operations on said Leased Premises.

Lessee shall promptly pay for all materials used in the prosecution of the work contemplated by this lease and shall not permit any lien or judgment for labor or materials to remain unsatisfied for longer than thirty (30) days after entry, by a court of competent jurisdiction, of a final decree adjudicating the rights of the parties with respect to any such matter.

XVI.
ASSIGNMENT OR SUBLEASE. Lessee may assign a partial interest or its entire interest in this lease to a wholly owned affiliate or subsidiary without the prior written consent of the Department; lessee will provide notice of such assignment to the Department; provided that nothing herein contained shall prevent Lessee from mortgaging its interest under this lease in connection with any financing entered into in connection with its general business operations, including the operations contemplated to be carried on by lessee.

No production agreement limiting, restricting, prorating, or otherwise affecting the production from said land shall be entered into by Lessee, nor shall Lessee limit, restrict, or prorate the production from said land in any way or under any condition without the prior written consent of the Department, except in conformance with state or federal law or rule, or as may be required in conformance with available market requirements or established production practices for most efficient operation of the Leased Premises, or as set forth in paragraph VII of this lease.

XVII.
DEFAULT-TERMINATION. In the event Lessee shall fail to make any payment or perform any other substantial obligation when due, the Department shall give written notice of such failure to Lessee, and if Lessee shall not correct such failure within sixty (60) days after its receipt of such notice, or if such obligation cannot be performed during such sixty (60) days period, and Lessee shall fail within such period to commence and diligently thereafter pursue such performance, the Department shall have the right to terminate this lease and all rights and interests of Lessee by thirty (30) days' written notice to Lessee. The Department's action in each case may be appealed under provisions of ORS Chap. 183.

In addition to the foregoing, the Department may terminate this lease:

A.	At the end of the tenth (10th) year unless actual annual commercial production producing royalties in an amount equal to the annual rental is achieved during one of the years of this primary term; or

B.
The primary term of lease is not extended by agreement under OAR 141-075-285; or C. At the end of any subsequent ten (10) year term in which royalties equal to the annual rental are not achieved in at least one year of that same term; or

D.	After fifty (50) years.

XVIII.
DELIVERY OF PREMISES AND REMOVAL OF EQUIPMENT. In the event this lease is terminated by the Department or by Lessee as provided, or upon expiration, Lessee shall peaceably surrender said Leased Premises to the Department, subject to proper abandonment of all wells as may be directed by the Department after consultation with DOGAMI, and subject to the continuing obligations of Lessee upon surrender, contained in paragraph XXIII hereof; provided that Lessee shall have the right, within a period of one hundred eighty (180) days after such termination, surrender or expiration, in which Lessee may remove from said leased Premises any and all tools, supplies, materials, machinery, equipment and improvements, except buildings and structures of a permanent nature, but the Department at its option, may require Lessee to remove such buildings and structures; provided that in the event weather, road conditions or other causes beyond Lessee's control shall prevent or interrupt such removal during such one hundred eighty (180) day period, then Lessee shall have an additional reasonable time within which to remove its said property, equipment and supplies. Any such tools, supplies, material, equipment, and improvements not so removed by Lessee as provided shall become the sole property of the Department or the Department at its option may remove the same from said Leased Premises at Lessee's expense.

XIX.
RECORDING. Upon the termination of this lease at any time, by expiration of the term, cancellation, forfeiture, surrender, or otherwise, Lessee shall execute in form for filing, as prescribed by the Department, a release of this agreement and quitclaim of said Leased Premises which release and quitclaim shall be filed in the deed records of each county of the state where said Leased Premises are located.

XX.
RESERVATION BY DEPARTMENT. The Department agrees that it will not, during the continuance of this lease, make or execute with any other party any agreement, lease or conveyance confirming rights to said Leased Premises which will interfere in any manner with the exercise by Lessee of the rights and privileges granted, and any such other agreement, lease or conveyance will be expressly made subject to the rights and privileges granted to Lessee.

XXI.
FORCE MAJEURE. This lease shall not expire or be terminated, in whole or in part, nor shall Lessee be deemed to be in default in the performance of any of its obligations (other than as to accrued monetary obligations), as a result of any failure of Lessee to commence or conduct any operations on the leased land or otherwise perform its obligation while and so long as Lessee is hindered in or prevented from performance by act of God, accident, strike, lockout, other labor troubles, operation of law, or any other cause (whether similar or dissimilar) beyond the reasonable control of Lessee, or while and so long as such operations would be violative of or in conflict with any law, ordinance, order, rule or regulation of any governmental (civil or military) agency or authority, including all governing bodies claiming jurisdiction over the issuance of permits; and the Lessee shall have a reasonable time after any such cause, law, ordinance, order, rule or regulation terminates within which to commence or resume such operations or to perform such other obligations.

XXII.
TITLE. The Department makes no representation or warranty whatsoever with respect to its title to said Leased Premises and Lessee shall be solely responsible for satisfying itself with respect to the ownership of such lands. However, if the Department does not own the entire undivided geothermal rights in said Leased Premises, then the Department shall be entitled to royalties and rentals payable only in the proportion which the Department's interest in the geothermal rights bears to the entire undivided interest of said geothermal rights.

If any claim is asserted or any action or proceeding instituted by any third party claiming title to said Leased Premises or any interest therein or in any production therefrom, adverse to the Department or in hostility to rights claimed in good faith by Lessee under this lease, then during the pendancy of such controversy and until ninety (90) days after final determination, Lessee may defer or discontinue all operations on said Leased Premises, or if it continues to operate, it may deposit royalties accruing in respect to the production in any bank in the State of Oregon qualified as a depository of state funds to abide the final determination of such controversy. The Department shall receive earned interest with principal upon prevailing in litigation.

XXIII.
SURRENDER. Lessee may at any time file with the Department a written surrender of all rights under this lease or to any portions or parcels of said Leased Premises. Such surrender shall be effective as of the date of its filing, subject only to the continuing obligation of Lessee to pay all taxes and assessments, rentals and royalties accrued on the lands so surrendered. The Lessee shall ber leased from all obligations under this lease with respect to the lands surrendered but no such surrender shall release Lessee or surety of Lessee's liability for physical damage to property or Lessee's obligation to restore the premises as provided.

XXIV.
APPOINTMENT OF AGENT AND NOTICES. Unless otherwise authorized by the Division, prior to the commencement of operations hereunder Lessee shall designate, in writing delivered to the Department (and shall, at all times during the continuance of this lease, maintain) an Oregon resident agent upon whom may be served written orders or notices respecting matters contained in this lease; and if a substitute representative is at any time or times appointed, Lessee shall immediately notify the Department. Lessee may give any notice, make any payment, or deliver any instrument to the Department by sending the same by certified or registered mail addressed to the Department as follows: Department of State Lands, 1645 NE Forbes Rd. Suite 112 Bend, Oregon, 97701, or at such other address as the Department may at any time designate by written notice to Lessee. The Department may give any notice or deliver any instrument to Lessee by sending the same by certified or registered mail addressed to Lessee at the address of the designated representative of the Lessee provided for or by delivering the same to Lessee or any officer of Lessee in person.

XXV.
ENFORCEMENT. In the event it becomes necessary for the Department to bring suit or action against Lessee or its sureties to enforce the terms of this lease or to obtain a remedy for any damage or act occurring as a result of this lease, the Department shall be entitled to all costs and disbursements incurred in the prosecution of any such suit or action including such sum as the court may include as reasonable attorney's fees for the prosecution.

XXVI.
CONTINUING BREACH. The Department's acceptance of delayed payments or its acceptance of the performance of any part of this agreement or any condition after the time such agreement or condition should have been performed shall not constitute a waiver by the Department of the strict performance of this contract.

XXVII.	SUCCESSORS IN INTEREST. Subject to the restrictions with respect to assignment, this lease shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

XXVIII.
MODIFICATION. This lease contains the entire agreement between the parties, errors excepted, and no oral statement, representation or agreement not expressed shall be binding upon any party. This agreement may be terminated or the prov1stons changed, altered or amended by mutual consent of the parties. No amendment or modification of this agreement shall be effective until the same shall be reduced to writing and executed by all the parties.

XXIX.
ADDITIONAL PROVISIONS. Lessee must obtain all required state and county permits prior to conducting exploration with the use of mechanical equipment. Additionally, the BLM must be notified prior to surface entry.

MINERAL AND GEOTHERMAL RESOURCE RIGHTS

COUNTY	SECTION	LOT/SUBSECTION	TOWNSHIP	RANGE	TAX LOT	ACRES
LAKE	4	10	38 South	25 East	38S25E 500	10.24
LAKE	4	9	38 South	25 East	38S25E 500	29.43
LAKE	4	8	38 South	25 East	38S25E 500	24.80
LAKE	4	7	38 South	25 East	38S25E 500	24.10
LAKE	4	6	38 South	25 East	38S25E 500	20.80
LAKE	4	5	38 South	25 East	38S25E 500	11.00
LAKE	4	SWNW	38 South	25 East	38S25E 500	40.00
LAKE	4	NWSW	38 South	25 East	38S25E 500	40.00
LAKE	4	SWSW	38 South	25 East	38S25E 500	40.00
LAKE	5	1	38 South	25 East	N/A	10.87
LAKE	5	2	38 South	25 East	N/A	16.75
LAKE	5	3	38 South	25 East	N/A	20.25
LAKE	5	4	38 South	25 East	N/A	42.87
LAKE	5	5	38 South	25 East	N/A	43.45
LAKE	5	6	38 South	25 East	N/A	43.54
LAKE	5	7	38 South	25 East	N/A	49.04
LAKE	5	8	38 South	25 East	N/A	45.04
LAKE	5	9	38 South	25 East	N/A	29.85
LAKE	5	10	38 South	25 East	N/A	24.21
LAKE	5	11	38 South	25 East	N/A	45.13
LAKE	5	12	38 South	25 East	N/A	45.22
LAKE	5	13	38 South	25 East	N/A	21.09
LAKE	5	SENW	38 South	25 East	N/A	40.00
LAKE	5	SWNE	38 South	25 East	N/A	40.00
LAKE	5	NESW	38 South	25 East	N/A	40.00
LAKE	5	NWSE	38 South	25 East	N/A	40.00
LAKE	5	SWSE	38 South	25 East	N/A	40.00
LAKE	5	SESW	38 South	25 East	N/A	40.00
LAKE	6	1	38 South	25 East	N/A	48.21
LAKE	6	2	38 South	25 East	N/A	48.43
LAKE	6	3	38 South	25 East	N/A	48.65
LAKE	6	4	38 South	25 East	N/A	48.88
LAKE	6	S1/2NW	38 South	25 East	N/A	80.00
LAKE	6	SW	38 South	25 East	N/A	160.00
LAKE	6	S1/2NE	38 South	25 East	N/A	80.00
LAKE	6	SE	38 South	25 East	N/A	160.00
LAKE	7	ALL	38 South	25 East	N/A	640.00
LAKE	8	1	38 South	25 East	N/A	28.00
LAKE	8	2	38 South	25 East	N/A	40.00
LAKE	8	3	38 South	25 East	N/A	12.00
LAKE	8	4	38 South	25 East	N/A	24.00
LAKE	8	5	38 South	25 East	N/A	13.48
LAKE	8	6	38 South	25 East	N/A	40.50
LAKE	8	7	38 South	25 East	N/A	40.50

LAKE	8	8	38 South	25 East	N/A	45.72
LAKE	8	9	38 South	25 East	N/A	45.51
LAKE	8	10	38 South	25 East	N/A	40.50
LAKE	8	11	38 South	25 East	N/A	41.35
LAKE	8	12	38 South	25 East	N/A	23.72
LAKE	8	13	38 South	25 East	N/A	40.50
LAKE	8	14	38 South	25 East	N/A	45.30
LAKE	8	15	38 South	25 East	N/A	45.09
LAKE	8	16	38 South	25 East	N/A	40.50
LAKE	8	17	38 South	25 East	N/A	16.10
LAKE	8	NESE	38 South	25 East	N/A	40.00
LAKE	8	SESE	38 South	25 East	N/A	40.00
LAKE	9	8	38 South	25 East	38S25E 500	4.00
LAKE	9	7	38 South	25 East	38S25E 500	4.90
LAKE	9	6	38 South	25 East	38S25E 500	7.70
LAKE	9	5	38 South	25 East	38S25E 500	14.70
LAKE	9	SWSW	38 South	25 East	38S25E 500	40.00
LAKE	9	NWSW	38 South	25 East	38S25E 500	40.00
LAKE	9	SWNW	38 South	25 East	38S25E 500	40.00
LAKE	9	NWNW	38 South	25 East	38S25E 500	40.00
LAKE	16	5	38 South	25 East	38S25E 500	47.16
LAKE	16	6	38 South	25 East	38S25E 500	45.83
LAKE	16	7	38 South	25 East	38S25E 500	41.40
LAKE	16	8	38 South	25 East	38S25E 500	53.50
LAKE	16	N1/2SE	38 South	25 East	38S25E 500	80.00
LAKE	16	SESE	38 South	25 East	38S25E 500	40.00
LAKE	16	SWSW	38 South	25 East	N/A	40.00
LAKE	17	1	38 South	25 East	N/A	30.00
LAKE	17	2	38 South	25 East	N/A	30.00
LAKE	17	3	38 South	25 East	N/A	34.50
LAKE	17	4	38 South	25 East	N/A	43.50
LAKE	17	5	38 South	25 East	N/A	54.66
LAKE	17	6	38 South	25 East	N/A	41.06
LAKE	17	7	38 South	25 East	N/A	41.06
LAKE	17	8	38 South	25 East	N/A	52.95
LAKE	17	9	38 South	25 East	N/A	46.67
LAKE	17	10	38 South	25 East	N/A	41.06
LAKE	17	11	38 South	25 East	N/A	40.95
LAKE	17	12	38 South	25 East	N/A	35.85
LAKE	17	E2E2	38 South	25 East	N/A	160.00
LAKE	18	ALL	38 South	25 East	N/A	640.00
LAKE	21	5	38 South	25 East	N/A	26.95
LAKE	21	6	38 South	25 East	N/A	23.16
LAKE	21	NWNW	38 South	25 East	N/A	40.00
LAKE	20	2	38 South	25 East	38S25E 500	50.84
LAKE	20	3	38 South	25 East	38S25E 500	43.75
LAKE	20	4	38 South	25 East	38S25E 500	35.54

LAKE	20	5	38 South	25 East	38S25E 500	35.51
LAKE	20	6	38 South	25 East	38S25E 500	48.30
LAKE	20	7	38 South	25 East	38S25E 500	8.54
LAKE	20	8	38 South	25 East	38S25E 500	15.70
LAKE	20	9	38 South	25 East	N/A	31.63
LAKE	20	10	38 South	25 East	N/A	39.54
LAKE	20	11	38 South	25 East	N/A	39.54
LAKE	20	12	38 South	25 East	N/A	40.80
LAKE	20	13	38 South	25 East	N/A	42.29
LAKE	20	14	38 South	25 East	N/A	30.61
LAKE	20	15	38 South	25 East	N/A	24.30
LAKE	20	16	38 South	25 East	N/A	30.65
LAKE	20	NENE	38 South	25 East	38S25E 500	40.00
LAKE	20	SENE	38 South	25 East	38S25E 500	40.00
LAKE	19	1	38 South	25 East	N/A	26.55
LAKE	19	2	38 South	25 East	N/A	25.60
LAKE	19	3	38 South	25 East	N/A	42.46
LAKE	19	4	38 South	25 East	N/A	42.46
LAKE	19	5	38 South	25 East	N/A	17.50
LAKE	19	6	38 South	25 East	N/A	37.80
LAKE	19	7	38 South	25 East	N/A	16.90
LAKE	19	W1/2NE	38 South	25 East	N/A	80.00
LAKE	19	NW	38 South	25 East	N/A	160.00
LAKE	19	SW	38 South	25 East	N/A	160.00
LAKE	30	2	38 South	25 East	38S25E 500	23.70
LAKE	30	3	38 South	25 East	38S25E 500	38.72
LAKE	30	4	38 South	25 East	38S25E 500	10.69
LAKE	30	5	38 South	25 East	38S25E 500	38.44
LAKE	30	9	38 South	25 East	38S25E 500	34.17
LAKE	30	NWNW	38 South	25 East	38S25E 500	40.00
LAKE	30	E2SW	38 South	25 East	38S25E 500	80.00
LAKE	30	NENE	38 South	25 East	38S25E 500	40.00
LAKE	30	S1/2 NE	38 South	25 East	38S25E 500	80.00
LAKE	30	NWSE	38 South	25 East	38S25E 500	40.00
LAKE	31	14	38 South	25 East	N/A	39.85
LAKE	31	S1/2NW	38 South	25 East	N/A	80.00
LAKE	29	7	38 South	25 East	38S25E 500	16.00
LAKE	29	8	38 South	25 East	38S25E 500	7.20
LAKE	29	9	38 South	25 East	38S25E 500	15.64
LAKE	29	10	38 South	25 East	38S25E 500	16.60
LAKE	29	15	38 South	25 East	N/A	42.14
LAKE	1	3	38 South	24 East	N/A	27.22
LAKE	1	4	38 South	24 East	N/A	40.41
LAKE	1	5	38 South	24 East	N/A	50.48
LAKE	1	6	38 South	24 East	N/A	50.48
LAKE	1	SENE	38 South	24 East	N/A	40.00
LAKE	1	NESE	38 South	24 East	N/A	40.00

LAKE	1	SESE	38 South	24 East	N/A	40.00
LAKE	2	9	38 South	24 East	N/A	8.04
LAKE	2	10	38 South	24 East	N/A	23.02
LAKE	2	11	38 South	24 East	N/A	40.66
LAKE	2	12	38 South	24 East	N/A	37.37
LAKE	2	13	38 South	24 East	N/A	42.12
LAKE	2	14	38 South	24 East	N/A	40.66
LAKE	11	5	38 South	24 East	N/A	39.18
LAKE	11	6	38 South	24 East	N/A	39.18
LAKE	11	7	38 South	24 East	N/A	9.05
LAKE	11	8	38 South	24 East	N/A	27.14
LAKE	11	9	38 South	24 East	N/A	39.03
LAKE	11	10	38 South	24 East	N/A	39.03
LAKE	11	11	38 South	24 East	N/A	38.88
LAKE	11	12	38 South	24 East	N/A	38.88
LAKE	11	13	38 South	24 East	N/A	44.55
LAKE	11	14	38 South	24 East	N/A	50.27
LAKE	11	15	38 South	24 East	N/A	38.73
LAKE	11	16	38 South	24 East	N/A	38.73
LAKE	12	1	38 South	24 East	N/A	45.27
LAKE	12	2	38 South	24 East	N/A	45.41
LAKE	12	3	38 South	24 East	N/A	13.26
LAKE	12	4	38 South	24 East	N/A	11.77
LAKE	12	5	38 South	24 East	N/A	11.87
LAKE	12	6	38 South	24 East	N/A	11.71
LAKE	12	SWNE	38 South	24 East	N/A	40.00
LAKE	12	SENE	38 South	24 East	N/A	40.00
LAKE	12	NESE	38 South	24 East	N/A	40.00
LAKE	12	SESE	38 South	24 East	N/A	40.00
LAKE	12	SWSE	38 South	24 East	N/A	40.00
LAKE	12	NWSE	38 South	24 East	N/A	40.00
LAKE	13	1	38 South	24 East	N/A	10.86
LAKE	13	2	38 South	24 East	N/A	10.95
LAKE	13	3	38 South	24 East	N/A	11.05
LAKE	13	4	38 South	24 East	N/A	11.15
LAKE	13	NWNE	38 South	24 East	N/A	40.00
LAKE	13	NENE	38 South	24 East	N/A	40.00
LAKE	13	SENE	38 South	24 East	N/A	40.00
LAKE	13	SWNE	38 South	24 East	N/A	40.00
LAKE	13	NWSE	38 South	24 East	N/A	40.00
LAKE	13	NESE	38 South	24 East	N/A	40.00
LAKE	13	SESE	38 South	24 East	N/A	40.00
LAKE	13	SWSE	38 South	24 East	N/A	40.00
LAKE	14	5	38 South	24 East	N/A	40.70
LAKE	14	6	38 South	24 East	N/A	40.70
LAKE	14	7	38 South	24 East	N/A	40.70
LAKE	14	8	38 South	24 East	N/A	10.60

LAKE	14	9	38 South	24 East	N/A	7.75
LAKE	14	10	38 South	24 East	N/A	40.70
LAKE	14	11	38 South	24 East	N/A	40.70
LAKE	14	12	38 South	24 East	N/A	40.70
LAKE	14	13	38 South	24 East	N/A	40.70
LAKE	14	14	38 South	24 East	N/A	40.70
LAKE	14	15	38 South	24 East	N/A	40.70
LAKE	14	16	38 South	24 East	N/A	11.24
LAKE	14	17	38 South	24 East	N/A	34.84
LAKE	14	18	38 South	24 East	N/A	40.70
LAKE	14	19	38 South	24 East	N/A	40.70
LAKE	14	20	38 South	24 East	N/A	40.70
LAKE	23	1	38 South	24 East	N/A	38.96
LAKE	23	Crump Lake	38 South	24 East	N/A	640.00
LAKE	24	1	38 South	24 East	N/A	44.32
LAKE	24	2	38 South	24 East	N/A	46.00
LAKE	24	3	38 South	24 East	N/A	27.04
LAKE	24	4	38 South	24 East	N/A	45.28
LAKE	24	5	38 South	24 East	N/A	24.39
LAKE	24	NE	38 South	24 East	N/A	160.00
LAKE	24	SE	38 South	24 East	N/A	160.00
LAKE	25	3	38 South	24 East	N/A	19.89
LAKE	25	4	38 South	24 East	N/A	36.93
LAKE	25	5	38 South	24 East	N/A	26.41
LAKE	25	6	38 South	24 East	N/A	36.54
LAKE	25	NESW	38 South	24 East	N/A	40.00
LAKE	25	SESW	38 South	24 East	N/A	40.00
LAKE	25	SWSW	38 South	24 East	N/A	40.00
LAKE	25	Crump Lake	38 South	24 East	N/A	640.00
LAKE	26	1	38 South	24 East	N/A	18.46
LAKE	26	2	38 South	24 East	N/A	38.06
LAKE	26	SESE	38 South	24 East	N/A	40.00
LAKE	26	Crump Lake	38 South	24 East	N/A	640.00
LAKE	27	Crump Lake	38 South	24 East	N/A	160.00
LAKE	34	5	38 South	24 East	N/A	43.63
LAKE	34	6	38 South	24 East	N/A	40.32
LAKE	34	7	38 South	24 East	N/A	42.01
LAKE	34	8	38 South	24 East	N/A	51.24
LAKE	34	9	38 South	24 East	N/A	40.93
LAKE	34	NENE	38 South	24 East	N/A	40.00
LAKE	34	SENE	38 South	24 East	N/A	40.00
LAKE	34	NESE	38 South	24 East	N/A	40.00
LAKE	35	1	38 South	24 East	N/A	40.00
LAKE	35	2	38 South	24 East	N/A	40.59
LAKE	35	3	38 South	24 East	N/A	41.08
LAKE	35	4	38 South	24 East	N/A	41.48
LAKE	35	N1/2SW	38 South	24 East	N/A	80.00

LAKE	35	N1/2SE	38 South	24 East	N/A	80.00
LAKE	35	NW	38 South	24 East	N/A	160.00
LAKE	35	NE	38 South	24 East	N/A	160.00
LAKE	9	Pelican Lake	39 South	24 East	N/A	640.00
LAKE	10	Pelican Lake	39 South	24 East	N/A	640.00
LAKE	14	Pelican Lake.	39 South	24 East	N/A	640.00
LAKE	15	Pelican Lake	39 South	24 East	N/A	640.00
Total						15388.99